Exhibit 10.2

EXECUTION VERSION

B FACILITY ACCESSION DEED

To:                              Deutsche Bank AG, London Branch as Facility Agent

Virgin Media Investment Holdings Limited (the “Company”)

This Deed is dated 12 April 2010 and relates to:

(a)                                  the facilities agreement dated 16 March 2010 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) whereby certain facilities were made available to the Borrowers under the guarantee of the Guarantors, by a group of banks and other financial institutions on whose behalf Deutsche Bank AG, London Branch acts as Facility Agent in connection therewith;

(b)                                 the HYD Intercreditor Agreement;

(c)                                  the Group Intercreditor Agreement; and

(d)                                 the Security Trust Agreement.

1.                                           Terms defined in the Facilities Agreement shall, subject to any contrary indication, have the same meanings in this Deed.  The B Facility made available under this Deed shall be designated as the “B Facility”. The “B Facility Lender” and each “B Facility Borrower” is set out on the Schedule to this Deed.

2.                                           The B Facility Lender confirms that the details in the Schedule to this Deed are an accurate summary of the B Facility Lender’s Commitment in the B Facility.

3.                                           The B Facility Lender requests the Facility Agent and the Company to accept this Deed as being delivered to the Facility Agent and the Company pursuant to and for the purposes of Clause 2.1(b) (The Facilities) of the Facilities Agreement.

4.                                           The B Facility Lender confirms that it has received a copy of the Facilities Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not rely on any other Relevant Finance Party to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on any other Relevant Finance Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Parent or any Obligor.

5.                                           The B Facility Lender agrees to become party to and to be bound by the terms of the Facilities Agreement as a B Facility Lender.

6.                                           The Termination Date in respect of the B Facility is 45 days from the date hereof.

7.                                           The B Facility Margin is 3.75% per annum.

8.                                           The Final Maturity Date in respect of the B Facility is 31 December 2015.

9.                                           Pursuant to Clause 12.8 (Prepayment Fee) of the Facilities Agreement, the repayment of all B Facility Advances in full pursuant to Clause 11.1(a)(ii) (Voluntary Prepayment) or Clause 12.1 (Change of Control) of the Facilities Agreement prior to the date falling 12 months after the date of the first Utilisation shall be subject to the payment of a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of such B Facility Advances.

10.                                     The issue price of the B Facility is 100% of the principal amount thereof.

11.                                     The B Facility Lender undertakes with the Company and each of the other Relevant Finance Parties that it will perform in accordance with their terms all those obligations which by the terms of the Relevant Finance Documents will be assumed by it after delivery of this Deed to the Facility Agent and satisfaction of the conditions (if any) subject to which this Deed is expressed to take effect.

12.                                     The Company undertakes to deliver to any B Facility Lender that has not previously received it, a copy of the annual operating budget in respect of the financial year ending 31 December 2010 that was delivered to the Lenders under the Existing Senior Credit Facilities Agreement.

13.                                     Deutsche Bank AG, London Branch represents to the Facility Agent and to the Company that it is a UK Bank Lender.

14.                                     Each B Facility Lender that is a UK Bank or UK Non-Bank Lender shall deliver to the Facility Agent, on or before the date falling five Business Days before the date upon which interest next falls due for payment after the date hereof, the following documents evidencing the tax status of such B Facility Lender as indicated above:

UK Bank Lender	(i) certificate of incorporation; and (ii) copy of banking licence.

UK Non- Bank Lender	(i) certificate of incorporation in the UK; or (ii) other evidence that the relevant ss. 933-937 Income Tax Act 2007 are met.

If a B Facility Lender has previously provided the Company with the above documents (in connection with any financing made available by such B Facility Lender to the Company) such B Facility Lender shall only be required to confirm in writing that it had previously provided such documents and that there have been no changes to the form of such documents relevant for these purposes.

ACCESSION TO THE HYD INTERCREDITOR AGREEMENT

The B Facility Lender hereby agrees with each other person who is or becomes party to the HYD Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the HYD Intercreditor Agreement as a Senior Finance Party and as a Senior Lender as if it had been an original party thereto in such capacity.

ACCESSION TO THE GROUP INTERCREDITOR AGREEMENT

The B Facility Lender hereby agrees with each other person who is or becomes party to the Group Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Group Intercreditor Agreement as a Senior Finance Party and as a Senior Lender as if it had been an original party thereto in such capacity.

This Deed, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date written above.

THE SCHEDULE

Name of B Facility Lender	B Facility Lender’s Commitment

Deutsche Bank AG, London Branch	£675,000,000

Name of B Facility Borrower

VMIH Sub Limited

Virgin Media SFA Finance Limited

The B Facility Lender EXECUTED as a DEED for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH
By:	/s/ ABUDY TAHA	By:	/s/ CAMELIA ROBU
Abudy Taha		Camelia Robu
Director		Director

The Facility Agent EXECUTED as a DEED for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH
By:	/s/ NICOLA DAWES	By:	/s/ V ADAMS
Nicola Dawes		V Adams
Vice President		Assistant Vice President

The Company EXECUTED as a DEED for and on behalf of VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED acting by:
Director	/s/ ROBERT GALE
Robert Gale

/s/ SARAH COX
Witness

Name:Sarah Cox Address: “Spring Cottage”, 7 Chestnut Avenue, Andover, Hampshire, SP 10 2HE Occupation: PA to Financial Director — Control and Tax

Administrative Details of B Facility Lender and its Facility Office

Facility Office Address in relation to its tax status as set out in paragraph 14 above: Winchester House, 1 Great Winchester Street, London, EC2N 2DB

Administrative Office: Loan Operations, 99 Bishopsgate, London, EC2

Contact Name: Steven Connolly

Account for Payments:	Correspondent Bank: Deutsche Bank AG, London Branch
SWIFT Code: DEUTGB2L
Sort Code: 40-50-81
Account: 30798301
IBAN: GB75DEUT40508130798301

Fax: 020-7545-4638

Telephone: 020-7545-7398